AMENDMENT
                                       TO
                             DISTRIBUTION AGREEMENT


            This AGREEMENT is made this 1st day of June, 2000 between PEGASUS SEWING MACHINE MFG. CO., LTD., a Japanese corporation ("Pegasus") and WILLCOX & GIBBS, INC., a Delaware (U.S.A.) Corporation ("WG").

            Pegasus and WG, Inc. (the prior name of Willcox & Gibbs, Inc.) are parties to a certain Distribution Agreement dated January 1, 1995 (the "Distribution Agreement") which the parties desire to amend by the terms of this Agreement (the "Amendment to Distribution Agreement").

            1.   COMPENSATION   AND  SALES  TO  PEGASUS.   Section  4.1  of  the
Distribution Agreement is amended as follows:

                  (a) The commission  percentage  amount to be paid by WG to PCA for total net sales of Parts in the Territory shall increase from 10% to 15% (as to sales to end-users) and shall increase form 2.5% to 7.5% (as to sales to dealers); and

                  (b) The commission  percentage  amount to be paid by WG to PCA for total net sales of Parts outside of the Territory shall increase from 5% to 10% (as to sales to end-users) and shall increase from 1.5% to 6.5% (as to sales to dealers) (Pegasus and WG acknowledge that the commission percentage amounts for the sale of Parts outside of the Territory is not specifically set forth in Section 4.1 or elsewhere in the Distribution Agreement but rather same has been the agreed upon practice between the parties, which agreed upon practice is hereby amended, as above provided). WG and Pegasus also acknowledge and agree that for purposes of the aforesaid, sales outside of the Territory shall include all sales outside of the United States of America and Puerto Rico and shall include, without limitation, sales in Mexico and all other countries.

                  (c) The  existing  minimum  quarterly  commission  payments of
            $125,000 shall be replaced with the following minimum annual commission payments:

                  FOR CALENDAR YEAR            DOLLAR AMOUNT

                  2000                              $900,000

                  2001 and thereafter             $1,000,000

                  (d) Section 4.1(i) of the Distribution Agreement is amended to provide that all payments due by WG to PCA under  Section 4.1 of the

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            Distribution Agreement, as amended, shall be paid on the 20th day of the month following the month in which the sale for which a commission is due was made, instead of within 20 days after the end of each quarter.

            2. TERMINATION. The date of "December 31, 1996" set forth in Section
5.1 of the Distribution Agreement is replaced with the date "December 31, 2002". All other provisions of said Section 5.1 shall continue as set forth in the Distribution Agreement.

            3. EFFECTIVE DATE OF AMENDMENT. WG and Pegasus acknowledge and agree that all amendments to the Distribution Agreement incorporated into this
Amendment to Distribution Agreement shall be deemed to be in effect, retroactive, as of January 1, 2000.

            4. MISCELLANEOUS.

                  (a) Except as otherwise specifically amended by this Amendment to Distribution Agreement, the Distribution Agreement shall remain in full force and effect. In the event of any inconsistency between the terms and provisions of the Distribution Agreement and this Amendment to Distribution Agreement, the terms and provisions of this Amendment to Distribution Agreement shall prevail and control.

                  (b) Capitalized terms not defined herein shall have the meaning ascribed to such terms in the Distribution Agreement.

            IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day first above written.

                                       PEGASUS SEWING MACHINE MFG. CO., LTD.


                                       BY: /S/
                                          --------------------------------------



                                       WILLCOX & GIBBS, INC.


                                       BY: /S/
                                          --------------------------------------
                                          JOHN K. ZIEGLER, CHAIRMAN